Exhibit 10.21

Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

EIGHTH AMENDMENT TO MASTER LEASE

THIS EIGHTH AMENDMENT TO MASTER LEASE (this “Amendment”) is entered into as of July 13, 2021, by and between: (a) ALL ENTITIES LISTED ON SCHEDULE 1 ATTACHED HERETO AS A LANDLORD (individually and collectively, “Landlord”); (b) ALL ENTITIES LISTED ON SCHEDULE 1 ATTACHED HERETO AS A TENANT (individually and collectively, “Tenant”); and (c) ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company (f/k/a EGI-AM Holdings, L.L.C.), ARDENT LEGACY HOLDINGS, LLC, a Delaware limited liability company, and AHP HEALTH PARTNERS, INC., a Delaware corporation (individually and collectively, “Guarantor”).

RECITALS:

A. Landlord and Tenant are parties to that certain Master Lease, dated as of August 4, 2015 (as amended, modified or restated from time to time, the “Lease”), as amended by that certain First Amendment to Master Lease, dated as of March 6, 2017, that certain Second Amendment to Master Lease and Guaranty of Master Lease, dated as of March 13, 2017, that certain Third Amendment to Master Lease, dated as of February 26, 2018, that certain Fourth Amendment to Master Lease and Guaranty of Master Lease, dated as of June 28, 2018, that certain Fifth Amendment to Master Lease and Guaranty of Master Lease, dated as of November 30, 2018, that certain Sixth Amendment to Master Lease and Guaranty of Master Lease, dated as of February 26, 2021, and that certain Seventh Amendment to Master Lease, dated as of March 1, 2021 (the “Seventh Amendment”), pursuant to which, among other things, Tenant leases from Landlord certain real property located in New Mexico, Oklahoma and Texas, as more fully described in the Lease. Initially capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Lease.

B. Guarantor guaranteed Tenant’s obligations under the Lease to Landlord pursuant to that certain Guaranty of Master Lease, dated as of August 4, 2015 (as amended, modified or restated from time to time, the “Guaranty”).

C. Landlord has entered into or is entering into a purchase and sale agreement (the “LUC PSA”) under which it intends to sell the Facility located at [***], NM [***] and identified as Lovelace Urgent Care on Schedule 1 to the Lease (the “LUC Facility”) to United Partners, LLC, a New Mexico limited liability company, or a nominee thereof. The LUC Facility was inadvertently identified on Schedule 1 to the Lease as being located in Albuquerque, NM. Lovelace Health System, LLC (f/k/a Lovelace Health System, Inc.) (“LUC Tenant”) is the Tenant of the LUC Facility under the Lease.

D. Landlord and Tenant desire to (1) terminate the Lease as it applies to the LUC Facility and (2) make certain other changes to the Lease, all on the terms and conditions set forth below. In connection therewith, each Guarantor desires to affirm to Landlord its obligations under the Guaranty notwithstanding the amendment of the Lease set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. AMENDMENTS TO LEASE.

1.1. Removal of LUC Facility. The Lease is terminated with respect to the LUC Facility effective on the date on which Landlord closes its sale of the LUC Facility (the “Removal Effective Date”) (contemporaneously with the closing of that sale), and the LUC Facility is removed from the Premises demised under the Lease effective on that date. To effectuate the removal of the LUC Facility, the Lease is amended as follows effective on the Removal Effective Date:

(a) The legal description of the LUC Facility is deleted and removed from Exhibit B to the Lease; and

(b) The row associated with the LUC Facility is deleted and removed from the table set forth on Schedule 1 to the Lease.

Landlord will notify Tenant of the Removal Effective Date promptly after the occurrence thereof.

1.2. Reduction of Minimum Rent. Effective on the Removal Effective Date, Minimum Rent shall be reduced by an annual amount equal to the product of (a) the Landlord’s Net Proceeds (as defined below) multiplied by (b) [***] (the “LUC Facility Decrease”). For the avoidance of doubt, Minimum Rent, as reduced pursuant to this Section 1.2, shall continue to increase at the beginning of each Lease Year in accordance with Section 4.1.2 of the Lease. If the Removal Effective Date is not the first day of a calendar month, then the LUC Facility Decrease for the month in which the Removal Effective Date occurs will be prorated based on the number of days in the month in which the Removal Effective Date occurs falling on and after the Removal Effective Date over the total number of days in that month and such amount will be applied to the next scheduled installment of Minimum Rent. The LUC Facility Decrease shall reduce the Allocated Facility Rent previously allocated to the Roswell Regional Facility Group identified on Schedule 1 to the Lease. Effective on the Removal Effective Date, and without further action of the parties, the Tenant’s Proportionate Share for each Facility will be revised to equal the percentage obtained by dividing the Minimum Rent allocated to that Facility (as adjusted under this Section 1.2) by the aggregate Minimum Rent for the Premises (as adjusted under this Section 1.2). If the amount of Landlord’s Net Proceeds decreases after Landlord notifies Tenant of that amount (e.g., because Landlord receives an invoice after that date for a cost or expense that reduces Landlord’s Net Proceeds), then Landlord may notify Tenant of same and Minimum Rent shall correspondingly increase, retroactively as of the Removal Effective Date, based on the revised Landlord’s Net Proceeds amount (in which case the parties shall reconcile, with Tenant’s next regularly scheduled installment of Minimum Rent, any difference between the Minimum Rent payments made by Tenant from and after the Removal Effective Date and the Minimum Rent actually due based on the revised Landlord’s Net Proceeds amount).

1.3. Landlord’s Net Proceeds. For purposes of this Amendment, the term “Landlord’s Net Proceeds” means (a) the purchase price paid to Landlord under the LUC PSA, minus (b) customary closing costs, including, without limitation, real estate transfer taxes and recording and filing fees, out-of-pocket attorneys’ fees, brokerage fees and any other costs or expenses required to be paid by Landlord pursuant to the LUC PSA in connection with the sale of the LUC Facility.

1.4. Obligations of Tenant; Tenant Personal Property. The parties acknowledge that the LUC Facility is currently vacant and LUC Tenant has removed (or will remove prior to the Removal Effective Date) all of the Tenant Personal Property relating to the LUC Facility from the LUC Facility. Accordingly, the parties agree that (a) the LUC Facility will not be subject to Section 9.1 of the Lease, and (b) the Tenant Personal Property relating to the LUC Facility will not be subject to Section 9.2 of the Lease.

2. ACKNOWLEDGMENTS REGARDING SEVENTH AMENDMENT. Landlord and Tenant acknowledge and agree (a) that the New Unit Effective Date under (and as defined in) the Seventh Amendment was March 19, 2021, and (b) that the Landlord’s Investment under (and as defined in) the Seventh Amendment is currently [***].

3. AMENDMENT TO MEMORANDUM OF LEASE. In connection with the sale of the LUC Facility, Landlord may record an amendment to the memorandum of lease for the LUC Facility in the form attached as Exhibit A to this Amendment (the “Memo Amendment”). Tenant shall deliver to Landlord, promptly after the date of this Amendment, a duly executed and acknowledged counterpart, in recordable form, of Tenant’s signatures to the Memo Amendment.

4. EFFECT OF TERMINATION OF LUC PSA. If the LUC PSA is terminated by Landlord or the purchaser thereunder, then (a) the amendments set forth in Section 1 shall be void and of no force or effect, and (b) Landlord shall destroy or return to Tenant the Tenant counterpart signatures to the Memo Amendment. Landlord shall promptly notify Tenant of the termination of the LUC PSA.

5. REAFFIRMATION OF OBLIGATIONS. Notwithstanding the modifications to the Lease contained herein, Tenant and Landlord hereby acknowledge and reaffirm their respective obligations under the Lease (as amended by this Amendment) and all other documents executed by such party in connection therewith. Each Guarantor hereby acknowledges and reaffirms its respective obligations under the Guaranty and all documents executed by Guarantor in connection therewith, and further agrees that any reference made in the Guaranty to the Lease or any terms or conditions contained therein shall mean the Lease as amended by this Amendment.

6. MISCELLANEOUS PROVISIONS.

6.1. No Offsets or Defenses. Through the date of this Amendment, and to Tenant and Guarantor’s knowledge, neither Tenant nor Guarantor has, nor claims, any offset, defense, claim, right of set-off or counterclaim against Landlord under, arising out of or in connection with this Amendment, the Lease, the Guaranty or any document or agreement executed in connection therewith. In addition, Tenant and Guarantor covenant and agree with Landlord that if any offset, defense, claim, right of set-off or counterclaim exists of which Tenant or Guarantor has knowledge as of the date of this Amendment, Tenant and Guarantor hereby irrevocably and expressly waive the right to assert such matter.

6.2. Interpretation. This Amendment shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. The parties acknowledge and agree that each party has had the benefit of competent, independent legal counsel and other advisors, and that each party has had an equal right to negotiate the terms and participate in the drafting of this Amendment. Whenever the words “include,” “includes” or “including” are used in this Amendment, they shall be interpreted as if the phrase “without limitation” immediately followed.

6.3. Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Amendment.

6.4. Incorporation of Recitals. The Recitals to this Amendment are incorporated hereby by reference.

6.5. Counterparts. This Amendment may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. The parties may execute and deliver this Amendment electronically and by forwarding signed facsimile and/or e-mail .pdf copies of this Amendment. Such facsimile signatures and/or e-mail ..pdf signatures shall have the same binding effect as original signatures, and the parties hereby waive any defense to the validity of this Amendment based on any such facsimile copies of signatures or e-mail ..pdf copies of signatures.

6.6. Effect of Amendment. Except as specifically amended pursuant to the terms of this Amendment, the terms and conditions of the Lease shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms and conditions of this Amendment and any terms and conditions of the Lease, the terms and conditions of this Amendment shall govern and prevail.

6.7. Entire Agreement. This Amendment (and the Lease as amended by this Amendment) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior written or oral agreements or understandings and contemporaneous oral agreements or understandings related to this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

“LANDLORD”:

VTR HILLCREST MC TULSA, LLC,
VTR HILLCREST HS TULSA, LLC,
VTR BAILEY MC, LLC,
VTR HEART HOSPITAL, LLC,
VTR LOVELACE WH, LLC,
VTR Lovelace Westside, LLC,
VTR Lovelace Roswell, LLC,
VTR Lovelace MC & Rehab, LLC,
VTR Hillcrest Claremore, LLC and
VTR BAPTIST SA, LLC,
each a Delaware limited liability company

By:	/s/ James E. Mendelson
Name: James E. Mendelson
Title: Vice President

“TENANT”:

AHS Hillcrest Medical Center, LLC,
AHS Southcrest Hospital, LLC,
AHS Tulsa Holdings, LLC,
AHS Oklahoma Physician Group, LLC,
Bailey Medical Center, LLC and
AHS Claremore Regional Hospital, LLC,
each a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

Lovelace Health System, LLC,
a New Mexico limited liability company f/k/a Lovelace Health system, Inc.

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

Southwest Medical Associates, LLC,
a New Mexico limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

BSA HOSPITAL, LLC, a Texas limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

“GUARANTOR”:
Ardent Health Partners, LLC, a Delaware limited liability company f/l/a EGI-AM Holdings, L.L.C.

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

Ardent Legacy Holdings, LLC,
a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

AHP Health Partners, Inc.
a Delaware corporation

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

SCHEDULE 1

LANDLORD AND TENANT ENTITIES

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Schedule 1

EXHIBIT A

FORM OF MEMO AMENDMENT

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A-1